UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37656	47-4452789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street

New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

5 Bryant Park

30th Floor
New York, New York 10018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Election Proration for Former MSLO Stockholders

On December 2, 2015, Martha Stewart Living Omnimedia, Inc. (“MSLO”) announced the preliminary results of the merger consideration elections made by its stockholders in connection with MSLO’s proposed merger transaction with Sequential Brands Group Inc. (“Company”), as contemplated by the Agreement and Plan of Merger, dated as of June 22, 2015, by and among the Company, MSLO, SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) (“Old Sequential”) and certain other subsidiaries of the Company (the “Merger Agreement”). On December 4, 2015, the Company consummated the transactions contemplated by the Merger Agreement (the “Mergers”).

Upon the completion of the Mergers, subject to each stockholder’s election and to proration, each issued and outstanding share of common stock of MSLO was converted into the right to receive either $6.15 in cash or 0.6958 shares of common stock of the Company (equal to $6.15 divided by $8.8393, which was the volume-weighted average price of Old Sequential’s common stock for the five days ending on the day prior to closing of the Mergers), or a combination thereof. The cash election was oversubscribed by MSLO stockholders. In accordance with the election mechanics set forth in the Merger Agreement, each MSLO stockholder who made a cash election but who did not elect one-half cash and one-half stock is entitled to receive, for each $1.00 of their cash election approximately $0.8965 in cash and common stock valued at approximately $0.1035 (determined at the valuation price of $8.8393). The Company will not issue fractional shares of its common stock, and MSLO stockholders will instead receive cash in lieu of fractional shares. MSLO stockholders who did not submit a merger consideration election form prior to the election deadline will be deemed to have elected to receive solely Company common stock and therefore will receive approximately 0.6958 shares of the Company’s common stock for each share of MSLO common stock.

The Company expects the former beneficial holders of MSLO common stock to receive shares of the Company’s common stock on or before December 16, 2015. The Company expects former holders of MSLO common stock to receive their cash consideration during the week of December 14, 2015. Holders of MSLO common stock who did not submit a merger consideration election form will receive from the exchange agent a letter of transmittal and instructions for effecting the surrender of their shares of MSLO common stock. Upon surrender of such certificate or book-entry share to the exchange agent for cancelation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the exchange agent, the holder of such certificate or book-entry share will be entitled to receive in exchange therefor the applicable merger consideration.

Former MSLO stockholders with questions may contact the exchange agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5075.

Upon consummation of the Mergers, the Company had approximately 60,454,373 shares of its common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

Dated: December 10, 2015